EXHIBIT 23.1
                                  ------------







                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87008 and 333-21895) of Schnitzer Steel Industries, Inc. of our report dated October 6, 1999, except as to Note 15, which is as of November 15, 1999, relating to the financial statements, which appear in this Form 10-K.






PricewaterhouseCoopers LLP

Portland, Oregon
November 29, 1999